                                     BY-LAWS

                                       OF

                              WARREN BANCORP, INC.

                                     BY-LAWS
                                       OF
                              WARREN BANCORP, INC.

                                      INDEX

ARTICLE I.     STOCKHOLDERS                                                          1
               Section 1.      Annual Meeting                                        1
               Section 2.      Special Meetings                                      1
               Section 3.      Matters to be Considered at
                               Annual Meeting                                        2
               Section 4.      Notice of Meetings                                    3
               Section 5.      Rescheduling of Meetings; Adjournments                4
               Section 6.      Quorum                                                4
               Section 7.      Voting and Proxies                                    4
               Section 8.      Action at Meeting                                     5
               Section 9.      Action Without Meeting                                5
               Section 10.     Control Share Acquisition                             5
               Section 11.     Presiding Officer                                     5
               Section 12.     Voting Procedures and Inspectors
                               of Elections                                          5

ARTICLE II.    DIRECTORS
               Section 1.      Classes of Directors;  Terms of Office                7
               Section 2.      Powers                                                7
               Section 3.      Director Nominations                                  7
               Section 4.      Application of Section 50A of
                               Chapter 156B of the General Laws
                               of the Commonwealth of Massachusetts                  9
               Section 5.      Vacancies                                             9
               Section 6.      Resignations                                          9
               Section 7.      Removal                                               9
               Section 8.      Meetings                                             10
               Section 9.      Notice of Meetings                                   10
               Section 10.     Quorum                                               10
               Section 11.     Action at Meetings                                   10
               Section 12.     Presence Through Communications
                               Equipment                                            11
               Section 13.     Action by Consent                                    11
               Section 14.     Committees                                           11

ARTICLE III    OFFICERS
               Section 1.      Enumeration                                          12
               Section 2.      Election                                             12
               Section 3.      Qualification                                        12
               Section 4.      Tenure                                               12
               Section 5.      Resignation                                          12
               Section 6.      Removal                                              12
               Section 7.      Vacancies                                            12
               Section 8.      President and Vice Presidents                        13
               Section 9.      Treasurer and Assistant Treasurers                   13
               Section 10.     Clerk and Assistant Clerks                           13
               Section 11.     Other Powers and Duties                              13

ARTICLE IV     CAPITAL STOCK
               Section 1.      Certificates of Stock                                14
               Section 2.      Transfers                                            14
               Section 3.      Record Holders                                       14
               Section 4.      Record Date                                          14
               Section 5.      Replacement of Certificates                          15
               Section 6.      Issuance of Capital Stock                            15

ARTICLE V.     INDEMNIFICATION
               Section 1.      Actions, Suits and Proceedings                       16
               Section 2.      Employees and Agents                                 16
               Section 3.      Settlements                                          16
               Section 4.      Notification and Defense of Claim                    16
               Section 5.      Advance of Expenses                                  17
               Section 6.      Procedure for Indemnification                        17
               Section 7.      Remedies                                             18
               Section 8.      Subsequent Amendment                                 18
               Section 9.      Other Rights                                         18
               Section 10.     Partial Indemnification                              19
               Section 11.     Insurance                                            19
               Section 12.     Merger or Consolidation                              19
               Section 13.     Savings Clause                                       19
               Section 14.     Subsequent Legislation                               19

ARTICLE VI.    MISCELLANEOUS PROVISIONS
               Section 1.      Fiscal Year                                          20
               Section 2.      Seal                                                 20
               Section 3.      Execution of Instruments                             20
               Section 4.      Voting of Securities                                 20
               Section 5.      Resident Agent                                       20
               Section 6.      Corporate Records                                    20
               Section 7.      Articles of Organization                             20
               Section 8.      Amendment                                            21

                                     BY-LAWS

                                       OF

                              WARREN BANCORP, INC.


                                    ARTICLE I

                                  STOCKHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of stockholders shall be held at the hour, date and place within the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. The purposes for which such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the Board of Directors, the Chairman of the Board or the President. If no annual meeting of stockholders has been held within six months after the end of the fiscal year of the Corporation, a special meeting in lieu thereof may be held with all the force and effect of an annual meeting of stockholders. Any and all references hereafter to an annual meeting or to annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

         SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors. Special meetings shall be called by the Clerk or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.


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         SECTION 3. MATTERS TO BE CONSIDERED AT AN ANNUAL MEETING. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
Section 3.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 3 to the Clerk of the Corporation and (ii) be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these By-laws, including without limitation, Section 3 of Article II of these By-laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

         A stockholder's notice to the Clerk shall set forth as to each matter proposed to be brought before an Annual Meeting (other than a stockholder proposal made pursuant to Rule 14a-8): (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names

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
and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and
(vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 3 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 3. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 4. NOTICE OF MEETINGS. A written notice of each meeting of stockholders (other than adjournments governed by Section 5 of this Article I) stating the place, date and hour and the purpose or purposes of such meeting shall be given by the Clerk or an Assistant Clerk (or other officer designated by the Board of Directors) at least 7 days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, under the Articles of Organization or under these By-laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is executed before or after such meeting by such stockholder or such stockholder's authorized attorney, if communication with such

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stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

         SECTION 5. RESCHEDULING OF MEETINGS; ADJOURNMENTS. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 3 of this Article I or
Section 3 of Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 3 of Article I and Section 3 of
Article II of these By-laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

         SECTION 6. QUORUM. The holders of a majority in interest of all capital stock of the Corporation issued, outstanding and entitled to vote at a meeting of stockholders shall constitute a quorum, but if a quorum is not present, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 7. VOTING AND PROXIES. Unless otherwise provided by law or by the Articles of Organization, stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation. Stockholders entitled to vote may vote either in person or by written proxy dated not more than six months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Except as otherwise permitted by law or limited therein, proxies shall

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entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from anyone of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. The Corporation shall not directly or indirectly vote any share of its own stock.

         SECTION. 8. ACTION AT MEETING. When a quorum is present, any matter before a meeting of stockholders shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a greater vote is required by law, by the Articles of Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders (including any actions or powers reserved to the stockholders under these By-laws) may be taken without a meeting, provided that all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

         SECTION 10. CONTROL SHARE ACQUISITION. The provisions of Chapter 110D of the General Laws of the Commonwealth of Massachusetts ("Chapter 110D"), as it may be amended from time to time, shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

         SECTION 11. PRESIDING OFFICER. The Chairman or, in his absence, the President or, in his absence, such other officer as shall be designated by the Board of Directors, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

         SECTION 12. VOTING PROCEDURES AND INSPECTORS OF ELECTIONS. In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of stockholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and

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the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer shall be subject to further review by any court of competent jurisdiction.

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                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. CLASSES OF DIRECTORS; TERM OF OFFICE. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. One class of Directors shall be initially elected for a term expiring at the Annual Meeting to be held in 1996, another class shall be initially elected for a term expiring at the Annual Meeting to be held in 1997, and another class shall be initially elected for a term expiring at the Annual Meeting to be held in 1998. The Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. At each succeeding Annual Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the Annual Meeting held in the third year following the year of their election. A Director shall not serve as a Director after reaching the age of sixty-eight years.

         SECTION 2. POWERS. The business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-laws. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

         SECTION 3. DIRECTOR NOMINATIONS. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the procedures set forth in this
Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or

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more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of
(i) the 60th day prior to the scheduled date of such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A stockholder's notice to the Clerk shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Clerk shall further set forth as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 3, in the event that the number of Directors to be elected to the

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Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         SECTION 4. APPLICATION OF SECTION 50A OF CHAPTER 156B OF THE GENERAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Notwithstanding anything to the contrary in the Articles of Organization or these By-laws, the provisions of
Section 50A of Chapter 156B of Massachusetts General Laws shall not be applicable to the Corporation.

         SECTION 5. VACANCIES. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the Directors then in office, even though less than a quorum. Any Director elected in accordance with this Section 5 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created (whether or not such term extends beyond the date or dates of any annual meeting or meetings of stockholders succeeding the date of his or her election) and until his or her successor is duly elected and qualified.

         SECTION 6. RESIGNATION. Any Director may resign by delivering his written resignation to the Corporation at its principal executive office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 7. REMOVAL.

         (a) Removal by Directors. A Director may be removed, with or without cause, by vote of a majority of the Directors then in office.


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         (b) Removal by Stockholders. Stockholders may remove a Director only with cause and only by the affirmative vote of at least eighty percent (80%) of the total votes which would be eligible to be cast by stockholders in the election of such Director.

         For purposes of this Section 7, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.

         SECTION 8. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine provided that reasonable notice of the first regular meeting following such determination shall be given to absent Directors. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

         Special meetings of the Board of Directors may be called, orally or in writing, by the Board of Directors, by the Chairman of the Board or by the President designating the time, date and place thereof.

         SECTION 9. NOTICE OF MEETINGS. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by facsimile sent to his business or home address, at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

         SECTION 10. QUORUM. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

         SECTION 11. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these By-laws.


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
         SECTION 12. PRESENCE THROUGH COMMUNICATIONS EQUIPMENT. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         SECTION 13. ACTION BY CONSENT. Unless the Articles of Organization otherwise provide, any action by the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         SECTION 14. COMMITTEES. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors by vote of a majority of the Directors then in office may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

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
                                   ARTICLE III

                                    OFFICERS

         SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a Chairman of the Board, a President, a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks or a Clerk, as the Board of Directors may determine.

         SECTION 2. ELECTION. The Chairman of the Board, President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

         SECTION 3. QUALIFICATION. The Chairman of the Board shall be elected from the members of the Board of Directors, but no other officer need be a Director. No officer or Director need be a stockholder. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the Chairman of the Board, President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen.

         SECTION 5. RESIGNATION. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the Chairman of the Board, President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

         SECTION 7. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors. The Board of Directors shall elect a successor if the office of President, Treasurer or Clerk becomes vacant and may elect a successor if any other office becomes vacant.


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
         SECTION 8. PRESIDENT AND VICE PRESIDENTS. Unless otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and, in the absence of the Chairman of the Board, shall preside, when present, at all meetings of stockholders and, if the Chairman of the Board is not elected or is absent, at meetings of the Board of Directors.

         Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         SECTION 9. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

         SECTION 10. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. In case a Clerk is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

         SECTION 11. OTHER POWERS AND DUTIES. Subject to these By-laws, each officer of the Corporation shall have in addition to, and to the extent not inconsistent with, the duties and powers specifically set forth in these By-laws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.

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
                                   ARTICLE IV

                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         SECTION 2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

         SECTION 3. RECORD HOLDERS. Except as may be otherwise required by law, by the Articles of Organization or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the Corporation of his post office address.

         SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the

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
books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

         SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

         SECTION 6. ISSUANCE OF CAPITAL STOCK. The Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock. The Board of Directors may delegate some or all of its authority under this Section 6 to one or more committees of Directors.


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
                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 1. ACTIONS, SUITS AND PROCEEDINGS. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a Director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a Director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Corporation or any subsidiary of the Corporation (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted to be taken in such capacity, against all expenses (including reasonable attorneys' fees), judgments and fines incurred by him or on his behalf in connection with such action, suit, proceeding or investigation, and any appeal therefrom, unless the Indemnitee shall be finally adjudicated in such action, suit, proceeding or investigation, not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Notwithstanding anything to the contrary in this Article V, except as set forth in Section 7 of this Article V, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with an action, suit, proceeding or investigation (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

         SECTION 2. EMPLOYEES AND AGENTS. The Corporation may, at the discretion of the Board of Directors, indemnify employees and agents of the Corporation as if they were included in Section 1 of this Article V.

         SECTION 3. SETTLEMENTS. The right to indemnification conferred in this
Article V shall include the right to be paid by the Corporation for amounts paid in settlement of any such action, suit, proceeding or investigation and any appeal therefrom, and all expenses (including reasonable attorneys' fees) incurred in connection with such settlement, pursuant to a consent decree or otherwise, unless and to the extent it is determined pursuant to Section 6 of this Article V that the Indemnitee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         SECTION 4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4 of this Article V. The Indemnitee shall have the right to employ his of her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article V. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         SECTION 5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 of this Article V, in the event that the Corporation does not assume the defense, or unless and until the Corporation assumes the defense, pursuant to
Section 4 of this Article V of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article V, any expenses (including reasonable attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article V. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         SECTION 6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Sections 1, 3 or 5 of this Article V, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification pursuant to Section 1 of this
Article V shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless a court of competent jurisdiction finally adjudicates that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 of this Article V. Any such indemnification pursuant to Section 3 of this Article V or advancement of expenses pursuant to Section 5 of this Article V shall be made promptly,

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
and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Sections 1 or 3 of this Article V, as the case may be. Such determination by the Corporation shall be made in each instance by (a) a majority vote of a quorum of the Directors of the Corporation, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for Directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, proceeding or investigation in question, or (c) independent legal counsel (who may be regular legal counsel to the Corporation).

         SECTION 7. REMEDIES. The right to indemnification or advances as granted by this Article V shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6 of this Article V. Unless otherwise provided by law, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article V. Neither the failure of the Corporation to have made a determination prior to the commencement of any such action by the Indemnitee that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article V that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         SECTION 8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article V or of the relevant provisions of Chapter 156B of the Massachusetts General Laws or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         SECTION 9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or Directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors, personal representatives and administrators of the Indemnitee. Nothing contained in this Article V shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and Directors providing indemnification rights and procedures different from those set forth in this Article V. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors pursuant to Section 2 of this Article V or otherwise, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article V.

         SECTION 10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article V to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee's behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including reasonable attorneys' fees), judgments, fines or amounts paid in settlement to which such Indemnitee is entitled.

         SECTION 11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation, any subsidiary, another organization or employee benefit plan against any expense, liability or loss incurred by him of her in any such capacity, or arising out of his of her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Chapter 156B of the Massachusetts General Laws.

         SECTION 12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Article V with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

         SECTION 13. SAVINGS CLAUSE. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

         SECTION 14. SUBSEQUENT LEGISLATION. If the Massachusetts General Laws are amended after adoption of this Article V to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31.

         SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

         SECTION 4. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

         SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

         SECTION 6. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

         SECTION 7. ARTICLES OF ORGANIZATION. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

         SECTION 8. AMENDMENT

         (a) Amendment by Directors. Except with respect to any provisions of these By-laws which by law, the Articles of Organization or these By-laws require action by the stockholders, these By-Laws may be amended or repealed by the affirmative vote of a majority of the Directors then in office. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

         (b) Amendment by Stockholders. These By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least eighty percent (80%) of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   APPENDIX A

                        DIRECTORS OF WARREN BANCORP, INC.


         NAME                          YEAR TERM EXPIRES
         ----                          -----------------
Peter V. Bent                                2002
Stephen J. Connolly, IV                      2003
Francis L. Conway                            2001
Robert R. Fanning, Jr.                       2003
Arthur E. Holden, Jr.                        2001
Stephen R. Howe                              2002
Stephen G. Kasnet                            2001
Linda Lerner                                 2001
Arthur E. McCarthy                           2002
Arthur J. Pappathanasi                       2001
Paul M. Peduto                               2003
George W. Phillips                           2001
John R. Putney                               2003
John D. Smidt                                2002
John H. Womack                               2001